EXHIBIT (J) UNDER FORM N-1A
                                              EXHIBIT 23 UNDER ITEM 601/REG. S-K


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Class A, Class B, and Class C Shares' Prospectuses for Federated International High Income Fund, Federated International Small Company Fund, Federated International Capital Appreciation Fund and Federated International Value Fund and under the caption "Independent Registered Public Accounting Firm" in the Class A, Class B, and Class C Shares' Statements of Additional Information for Federated International High Income Fund, Federated International Small Company Fund, Federated International Capital Appreciation Fund, and Federated International Value Fund in Post-Effective Amendment Number 35 to the Registration Statement (Form N-1A, No. 33-52149) of Federated World Investment Series, Inc. We also consent to the incorporation by reference of our reports dated January 12, 2007 on Federated International High Income Fund, Federated International Small Company Fund, Federated International Capital Appreciation Fund and Federated International Value Fund (the four portfolios comprising Federated World Investment Series, Inc.) included in the Annual Reports to Shareholders for the fiscal year ended November 30, 2006.



                                               ERNST & YOUNG LLP


Boston, Massachusetts
January 25, 2007